================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): November 30, 1998

                       TRANSWESTERN PUBLISHING COMPANY LLC
             (Exact name of registrant as specified in its charter)

           DELAWARE                        333-42085           33-0778740
(State or other jurisdiction of        (Commission File     (I.R.S. Employer
 incorporation or organization)             Number)       Identification Number)

                                ----------------

    8344 CLAIREMONT MESA BOULEVARD                              92111
         SAN DIEGO, CALIFORNIA                                 (Zip Code)
(Address of principal executive offices)

                                 (619) 467-2800
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

        On November 30, 1998, TransWestern Publishing Company LLC (the "Company") acquired four directories in Michigan from Universal Phone Books, Inc. for cash of approximately $13.9 million, which was funded with borrowings under the Company's revolving credit facility, and a $2.0 million promissory note due in 18 months. In connection with the acquisition, the Company also assumed certain liabilities of Universal totaling approximately $0.4 million. The acquisition will be accounted for as a purchase and accordingly the purchase price will be allocated to the tangible and intangible assets acquired based on their respective fair values at the date of acquisition.

Item 7.  Financial Statements and Exhibits

The Company will file the required financial statements for the assets acquired and pro forma financial information no later than 60 days after this report must be filed.





                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on December 15, 1998 on its behalf by the undersigned thereunto duly authorized.

                                         TRANSWESTERN PUBLISHING COMPANY LLC
                                         -----------------------------------
                                                   (Registrant)


DATE:  December 15, 1998                 BY:            /s/Joan M. Fiorito
       -----------------                     -----------------------------
                                             Name: Joan M. Fiorito
                                             Title:  Vice President,
                                             Chief Financial Officer
                                             (Principal Financial and
                                             Accounting Officer)


                                  EXHIBIT INDEX

Exhibit Number Description of Exhibit

2.1 Asset Purchase Agreement dated as of November 20, 1998, between TransWestern Publishing Company LLC and Universal Phone Books, Inc.